UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 12, 2019 (March 11, 2019) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sonic Foundry, Inc. (the "Company") entered into a Consent, Waiver & Modification to the Loan and Security Agreement dated May 11, 2018 (the "Modification") with Partners for Growth V, L.P. ("PFG") on March 11, 2019. Under the Modification: PFG waived the Company's default on the Minimum EBITDA financial covenant for the quarterly reporting period ending December 31, 2018; modifies the existing financial covenants to be as follows: (i) Minimum Coverage Ratio, which requires, as of the last day of each month on or after the closing date, the Minimum Coverage Ratio (as defined) to be equal to or greater than (x) 0.7: 1.00 for the December through May calendar months, (y) 0.9:1.00 for the June through November calendar months; (ii) Minimum Qualifying Revenue (as defined), as of the last day of any calendar month, on or after December 1, 2018, on a trailing twelve-month basis, to be less than $13,000,000; and modifies the negative covenants to be as follows: (x) shall not cause or permit (a) Japanese subsidiary indebtedness under its revolving line of credit facility to exceed at any time $1,000,000 outstanding, or (b) aggregate subsidiary indebtedness to exceed $1,200,000 at any time.

The Modification acknowledges that Silicon Valley Bank, the named "Senior Lender" in the May 11, 2018 Loan Agreement has been repaid and the related senior loan documents terminated.

The existing terms of the PFG loan in terms of amortization, interest rate, payment schedule and maturity date are unchanged.

A copy of the Modification is attached as Exhibit 10.1 to this report and the summary above is qualified by reference to the entire document.
The Note Purchase Agreement dated February 28, 2019 is subordinated to the existing PFG loan.
A copy of the Note Purchase Agreement was filed as Exhibit 10.1 to the Form 8-K filed on March 6, 2019 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

10.1	Consent, Waiver & Modification to Loan and Security Agreement between Sonic Foundry, Inc. and Partners for Growth V, L.P., dated March 11, 2019

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Consent, Waiver & Modification to Loan and Security Agreement between Sonic Foundry, Inc. and Partners for Growth V, L.P., dated March 11, 2019
10.2	Note Purchase Agreement between the Company and Mark Burish, dated February 28, 2019, filed as Exhibit 10.1 to the Form 8-K filed on March 6, 2019, and hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

March 12, 2019

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer